Exhibit 99.1

FOR IMMEDIATE RELEASE

Mercury Systems Reports First Quarter Fiscal 2026 Results

•Q1 FY26 Bookings of $250.2 million; book-to-bill of 1.11
•Record backlog of $1.4 billion; up 6.5% year-over-year
•Q1 FY26 Revenue of $225.2 million, up 10.2% year-over-year; GAAP net loss of $12.5 million; and adjusted EBITDA of $35.6 million, up 66% year-over-year
•Q1 FY26 Operating Cash Flow of $2.2 million with Free Cash Flow of $(4.4) million

ANDOVER, Mass. November 4, 2025 Mercury Systems, Inc. (NASDAQ: MRCY, www.mrcy.com), reported operating results for the first quarter of fiscal year 2026, ended September 26, 2025.
“We delivered Q1 results that were ahead of our expectations, with solid year-over-year growth in backlog, revenue, adjusted EBITDA, and free cash flow. Our ability to accelerate deliveries on a number of our customers’ high-priority programs once again contributed to strong results this quarter,” said Bill Ballhaus, Mercury’s Chairman and CEO. "These results reflect ongoing focus on our four priority focus areas, with highlights that include solid execution across our broad portfolio of production and development programs, a streamlined operating structure enabling increased positive operating leverage and significant margin expansion, and continued progress on free cash flow drivers including reduced net working capital."

“In the first quarter we delivered quarterly bookings of $250 million, and a book-to-bill of 1.11, resulting in a record backlog of $1.4 billion; revenue of $225 million, up 10.2% year-over-year; GAAP net loss of $12.5 million, adjusted EBITDA of $35.6 million, and adjusted EBITDA margin of 15.8%, each improving significantly, year-over-year; and operating cash flow of $2.2 million and free cash outflow of $4.4 million, improving $16.8 million and $16.5 million, respectively, from last year's first quarter."

Mercury Reports First Quarter Fiscal 2026 Results, Page 2

First Quarter Fiscal 2026 Results
First quarter fiscal 2026 revenues were $225.2 million, compared to $204.4 million in the first quarter of fiscal 2025.
Total bookings for the first quarter of fiscal 2026 were $250.2 million, yielding a book-to-bill ratio of 1.11 for the quarter.
GAAP net loss and loss per share for the first quarter of fiscal 2026 were $12.5 million, and $0.21, respectively, compared to GAAP net loss and loss per share of $17.5 million, and $0.30, respectively, for the first quarter of fiscal 2025. Adjusted earnings per share (“adjusted EPS”) was $0.26 per share for the first quarter of fiscal 2026, compared to $0.04 per share in the first quarter of fiscal 2025.
First quarter fiscal 2026 adjusted EBITDA was $35.6 million, compared to $21.5 million for the first quarter of fiscal 2025.
Cash flows provided by (used in) operating activities in the first quarter of fiscal 2026 were $2.2 million, compared to $(14.7) million in the first quarter of fiscal 2025. Free cash flow, defined as cash flows from operating activities less capital expenditures for property and equipment, was $(4.4) million for the first quarter of fiscal 2026 and $(20.9) million for the first quarter of fiscal 2025.
Backlog
Mercury’s total backlog at September 26, 2025 was $1.4 billion, an approximate $86.4 million increase from a year ago. Of the September 26, 2025 total backlog, $815.6 million represents orders expected to be recognized as revenue within the next 12 months.
Share Repurchase Program and Revolving Credit Facility Amendment
On November 3, 2025, the Board of Directors authorized a new share repurchase program for the purchase of up to $200.0 million of the Company’s outstanding common stock. The program has no expiration date and repurchases may be made through open market or privately negotiated transactions from time to time at prevailing market prices. The timing and amount of repurchases will depend on market conditions and other factors.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports First Quarter Fiscal 2026 Results, Page 3

On November 4, 2025, the Company entered into Amendment No. 7 to the revolving credit facility ("the Revolver"). This amendment extends the maturity date of the Revolver by five years with a facility size of $850.0 million. As of the effective date of the amendment, the outstanding balance on the Revolver was $591.5 million.
Conference Call Information
Management will host a conference call and simultaneous webcast at 5:00 p.m. ET on Tuesday, November 4, 2025, to discuss Mercury's quarterly financial results, business highlights and outlook. In addition, Company representatives may answer questions concerning business and financial developments and trends, the Company's view on earnings forecasts, and other business and financial matters affecting the Company, the responses to which may contain information that has not been previously disclosed.
To attend the conference call or webcast, participants should register online at ir.mrcy.com/events-presentations. Participants are requested to register a day in advance or at a minimum 15 minutes before the start of the call. A replay of the webcast will be available two hours after the call and archived on the same web page for six months.
Use of Non-GAAP Financial Measures
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides adjusted EBITDA, adjusted income, adjusted earnings per share (“adjusted EPS”) and free cash flow, which are non-GAAP financial measures. Adjusted EBITDA, adjusted income, and adjusted EPS exclude certain non-cash and other specified charges. The Company believes these non-GAAP financial measures are useful to help investors understand its past financial performance and prospects for the future. However, these non-GAAP measures should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management believes these non-GAAP measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. A reconciliation of GAAP to non-GAAP financial results discussed in this press release is contained in the attached exhibits.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports First Quarter Fiscal 2026 Results, Page 4

Mercury Systems – Innovation that Matters®
Mercury Systems is a global technology company that delivers mission-critical processing power to the edge, making advanced technologies profoundly more accessible for today’s most challenging aerospace and defense missions. The Mercury Processing Platform allows customers to tap into innovative capabilities from silicon to system scale, turning data into decisions on timelines that matter. Mercury’s products and solutions are deployed in more than 300 programs and across 35 countries, enabling a broad range of applications in mission computing, sensor processing, command and control, and communications. Mercury is headquartered in Andover, Massachusetts, and has more than 20 locations worldwide. To learn more, visit mrcy.com. (Nasdaq: MRCY)
Investors and others should note that we announce material financial information using our website (www.mrcy.com), SEC filings, press releases, public conference calls, webcasts, and social media, including X (X.com/mrcy) and LinkedIn (www.linkedin.com/company/mercury-systems). Therefore, we encourage investors and others interested in Mercury to review the information we post on the social media and other communication channels listed on our website.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports First Quarter Fiscal 2026 Results, Page 5

Forward-Looking Safe Harbor Statement
This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the Company's focus on enhanced execution of the Company's strategic plan. You can identify these statements by the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of any U.S. federal government shutdown or extended continuing resolution, effects of geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in or cost increases related to completing development, engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. government’s interpretation of, federal export control or procurement rules and regulations, including tariffs, changes in, or in the interpretation or enforcement of, environmental rules and regulations, market acceptance of the Company's products, shortages in or delays in receiving components, supply chain delays or volatility for critical components, production delays or unanticipated expenses including due to quality issues or manufacturing execution issues, failure to meet contractual performance specifications, adherence to required manufacturing standards, capacity underutilization, increases in scrap or inventory write-offs, failure to achieve or maintain manufacturing quality certifications, such as AS9100, failure to achieve or maintain qualified business systems, such as those required by the DFARS, adverse finding in government audits or investigations, the impact of supply chain disruption, inflation and labor shortages, among other things, on program execution and the resulting effect on customer satisfaction, inability to fully realize the expected benefits from acquisitions, restructurings, and operational efficiency initiatives or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, effects of shareholder activism, increases in interest rates, changes to industrial security and cyber-security regulations and requirements and impacts from any cyber or insider threat events, changes in tax rates or tax regulations, changes to interest rate swaps or other cash flow hedging arrangements, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, litigation, including the dispute arising with the former CEO over his resignation, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 27, 2025 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.
# # #
Contact:
Tyler Hojo, CFA, Vice President of Investor Relations
Mercury Systems, Inc.
978-967-3676

Mercury Systems and Innovation That Matters are registered trademarks of Mercury Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports First Quarter Fiscal 2026 Results, Page 6

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)
	September 26,	June 27,
	2025	2025

Assets
Current assets:
Cash and cash equivalents	$304,716	$309,099
Accounts receivable, net	92,648	109,588
Unbilled receivables and costs in excess of billings, net	274,835	278,475
Inventory	340,246	332,920
Prepaid income taxes	1,389	457
Prepaid expenses and other current assets	70,789	27,639
Total current assets	1,084,623	1,058,178

Property and equipment, net	102,634	101,440
Goodwill	938,093	938,093
Intangible assets, net	200,407	210,611
Operating lease right-of-use assets, net	53,869	52,264
Deferred tax asset	72,861	69,016
Other non-current assets	5,105	5,162
Total assets	$2,457,592	$2,434,764

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$97,814	$79,116
Accrued expenses	75,331	43,143
Accrued compensation	23,540	51,321
Deferred revenues and customer advances	125,498	126,797
Total current liabilities	322,183	300,377

Income taxes payable	4,046	4,046
Long-term debt	591,500	591,500
Operating lease liabilities	53,630	52,738
Other non-current liabilities	11,224	12,642
Total liabilities	982,583	961,303

Shareholders’ equity:
Preferred stock	—	—
Common stock	594	590
Additional paid-in capital	1,301,397	1,287,478
Retained earnings	169,380	181,895
Accumulated other comprehensive income	3,638	3,498
Total shareholders’ equity	1,475,009	1,473,461
Total liabilities and shareholders’ equity	$2,457,592	$2,434,764
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports First Quarter Fiscal 2026 Results, Page 7

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
	First Quarters Ended
	September 26, 2025	September 27, 2024
Net revenues	$225,209	$204,431
Cost of revenues(1)	162,310	152,641
Gross margin	62,899	51,790

Operating expenses:
Selling, general and administrative(1)	45,906	33,153
Research and development(1)	13,184	18,383
Amortization of intangible assets	10,259	11,235
Restructuring and other charges	1,584	2,260
Acquisition costs and other related expenses	563	177
Total operating expenses	71,496	65,208

Loss from operations	(8,597)	(13,418)

Interest income	2,027	544
Interest expense	(7,886)	(8,906)
Other expense, net	(2,080)	(1,339)

Loss before income tax benefit	(16,536)	(23,119)
Income tax benefit	(4,021)	(5,594)
Net loss	$(12,515)	$(17,525)

Basic net loss per share	$(0.21)	$(0.30)

Diluted net loss per share	$(0.21)	$(0.30)

Weighted-average shares outstanding:
Basic	59,191	58,260
Diluted	59,191	58,260

(1) Includes stock-based compensation expense, allocated as follows:
Cost of revenues	$1,760	$113
Selling, general and administrative	$6,296	$4,611
Research and development	$1,517	$1,368
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports First Quarter Fiscal 2026 Results, Page 8

MERCURY SYSTEMS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	First Quarters Ended
	September 26, 2025	September 27, 2024
Cash flows from operating activities:
Net loss	$(12,515)	$(17,525)
Depreciation and amortization	18,913	21,220
Other non-cash items, net	12,720	5,602
Changes in operating assets and liabilities	(16,936)	(23,957)

Net cash provided by (used in) operating activities	2,182	(14,660)

Cash flows from investing activities:
Purchases of property and equipment	(6,548)	(6,236)

Net cash used in investing activities	(6,548)	(6,236)

Cash flows from financing activities:
Payments of deferred financing and offering costs	—	(2,249)

Net cash used in financing activities	—	(2,249)

Effect of exchange rate changes on cash and cash equivalents	(17)	747

Net decrease in cash and cash equivalents	(4,383)	(22,398)

Cash and cash equivalents at beginning of period	309,099	180,521

Cash and cash equivalents at end of period	$304,716	$158,123
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports First Quarter Fiscal 2026 Results, Page 9

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)

Adjusted EBITDA, a non-GAAP measure for reporting financial performance, excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. The adjustments to calculate this non-GAAP financial measure, and the basis for such adjustments, are outlined below:

Other non-operating adjustments. The Company records other non-operating adjustments such as gains or losses on foreign currency remeasurement, investments and fixed asset sales or disposals among other adjustments. These adjustments may vary from period to period without any direct correlation to underlying operating performance.

Interest income and expense. The Company receives interest income on investments and incurs interest expense on loans, financing leases and other financing arrangements. These amounts may vary from period to period due to changes in cash and debt balances and interest rates driven by general market conditions or other circumstances which may be outside of the normal course of the Company’s operations.

Income taxes. The Company’s GAAP tax expense can fluctuate materially from period to period due to tax adjustments that are not directly related to underlying operating performance or to the current period of operations.

Depreciation. The Company incurs depreciation expense related to capital assets purchased to support the ongoing operations of the business. These assets are recorded at cost or fair value and are depreciated using the straight-line method over the useful life of the asset. Purchases of such assets may vary significantly from period to period and without any direct correlation to underlying operating performance.

Amortization of intangible assets. The Company incurs amortization of intangible assets primarily as a result of acquired intangible assets such as backlog, customer relationships and completed technologies but also due to licenses, patents and other arrangements. These intangible assets are valued at the time of acquisition or upon receipt of right to use the asset, amortized over the requisite life and generally cannot be changed or influenced by management after acquisition.

Restructuring and other charges. The Company incurs restructuring and other charges in connection with management’s decisions to undertake certain actions to realign operating expenses through workforce reductions and the closure of certain Company facilities, businesses and lines of business. The Company’s adjustments reflected in restructuring and other charges are typically related to acquisitions and organizational redesign programs initiated as part of discrete post-acquisition integration activities. Management believes these items are non-routine and may not be indicative of ongoing operating results.

Impairment of long-lived assets. The Company incurs impairment charges of long-lived assets based on events that may or may not be within the control of management. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports First Quarter Fiscal 2026 Results, Page 10

Acquisition, financing and other third party costs. The Company incurs transaction costs related to acquisition and potential acquisition opportunities, such as legal, accounting, and other third party advisory fees. The Company may also incur third party costs, such as legal, banking, communications, proxy solicitation, and other third party advisory fees in connection with engagements by activist investors or unsolicited acquisition offers. Although the Company may incur such third party costs and other related charges and adjustments, it is not indicative that any transaction will be consummated. Additionally, the Company incurs unused revolver and bank fees associated with maintaining its credit facility as well as non-cash financing expenses associated with obtaining its credit facility. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results.

Fair value adjustments from purchase accounting. As a result of applying purchase accounting rules to acquired assets and liabilities, certain fair value adjustments are recorded in the opening balance sheet of acquired companies. These adjustments are then reflected in the Company’s income statements in periods subsequent to the acquisition. In addition, the impact of any changes to originally recorded contingent consideration amounts are reflected in the income statements in the period of the change. Management believes these items are outside the normal operations of the Company and are not indicative of ongoing operating results.

Litigation and settlement income and expense. The Company periodically receives income and incurs expenses related to pending claims and litigation and associated legal fees and potential case settlements and/or judgments. Although the Company may incur such costs and other related charges and adjustments, it is not indicative of any particular outcome until the matter is fully resolved. Management believes these items are outside the normal operations of the Company’s business, often occur in periods other than the period of activity, and are not indicative of ongoing operating results. The Company periodically receives warranty claims from customers and makes warranty claims towards its vendors and supply chain. Management believes the expenses and gains associated with these recurring warranty items are within the normal operations and operating cycle of the Company’s business. Therefore, management deems no adjustments are necessary unless under extraordinary circumstances.

Stock-based and other non-cash compensation expense. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. The Company also incurs non-cash based compensation in the form of pension related expenses and matching contributions to its defined contribution plan. Although stock-based and other non-cash compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company’s shares, risk-free interest rates and the expected term and forfeiture rates of the awards, as well as pension actuarial assumptions. Management believes that exclusion of these expenses allows comparisons of operating results to those of other companies, both public, private or foreign, that disclose non-GAAP financial measures that exclude stock-based compensation and other non-cash compensation.

Mercury uses adjusted EBITDA as an important indicator of the operating performance of its business. Management excludes the above-described items from its internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to the Company’s board of directors, determining a portion of bonus compensation for executive officers and other key employees based on operating performance, evaluating short-term and long-term operating trends in the Company’s operations, and allocating resources to various initiatives and operational requirements. The Company believes that adjusted EBITDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of charges that may vary from period to period without direct correlation to underlying operating performance. The Company believes that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making. The Company believes that trends in its adjusted EBITDA are valuable indicators of its operating performance.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports First Quarter Fiscal 2026 Results, Page 11

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the adjusted EBITDA financial adjustments described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	First Quarters Ended
	September 26, 2025	September 27, 2024
Net loss	$(12,515)	$(17,525)
Other non-operating adjustments, net	748	(1,735)
Interest expense, net	5,859	8,362
Income tax benefit	(4,021)	(5,594)
Depreciation	8,654	9,985
Amortization of intangible assets	10,259	11,235
Restructuring and other charges	1,584	2,260
Impairment of long-lived asset	—	—
Acquisition, financing and other third party costs	1,317	2,331
Fair value adjustments from purchase accounting	131	177
Litigation and settlement expense, net	7,224	1,394
Stock-based and other non-cash compensation expense	16,328	10,560
Adjusted EBITDA	$35,568	$21,450

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports First Quarter Fiscal 2026 Results, Page 12

Free cash flow, a non-GAAP measure for reporting cash flow, is defined as cash provided by operating activities less capital expenditures for property and equipment, which includes capitalized software development costs, and, therefore, has not been calculated in accordance with GAAP. Management believes free cash flow provides investors with an important perspective on cash available for investment and acquisitions after making capital investments required to support ongoing business operations and long-term value creation. The Company believes that trends in its free cash flow are valuable indicators of its operating performance and liquidity.

Free cash flow is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenditures similar to the free cash flow financial adjustment described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these expenditures reflect all of the Company's obligations which require cash.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	First Quarters Ended
	September 26, 2025	September 27, 2024
Net cash provided by (used in) operating activities	$2,182	$(14,660)
Purchases of property and equipment	(6,548)	(6,236)
Free cash flow	$(4,366)	$(20,896)

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports First Quarter Fiscal 2026 Results, Page 13

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except per share data)

Adjusted income and adjusted earnings per share (“adjusted EPS”) are non-GAAP measures for reporting financial performance, exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends and allows for comparability with its peer company index and industry. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. The Company uses these measures along with the corresponding GAAP financial measures to manage the Company’s business and to evaluate its performance compared to prior periods and the marketplace. The Company defines adjusted income as income before other non-operating adjustments, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition, financing and other third party costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, and stock-based and other non-cash compensation expense. The impact to income taxes includes the impact to the effective tax rate, current tax provision and deferred tax provision(1). Adjusted EPS expresses adjusted income on a per share basis using weighted average diluted shares outstanding.

The following table reconciles the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	First Quarters Ended
	September 26, 2025		September 27, 2024
Net loss and loss per share	$(12,515)	$(0.21)	$(17,525)	$(0.30)
Other non-operating adjustments, net	748		(1,735)
Amortization of intangible assets	10,259		11,235
Restructuring and other charges	1,584		2,260
Impairment of long-lived assets	—		—
Acquisition, financing and other third party costs	1,317		2,331
Fair value adjustments from purchase accounting	131		177
Litigation and settlement expense, net	7,224		1,394
Stock-based and other non-cash compensation expense	16,328		10,560
Impact to income taxes(1)	(9,516)		(6,253)
Adjusted income and adjusted earnings per share(2)	$15,560	$0.26	$2,444	$0.04

Diluted weighted-average shares outstanding		60,140		58,585

(1) Impact to income taxes is calculated by recasting income before income taxes to include the items involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the items.
(2) Adjusted earnings per share is calculated using diluted shares whereas Net loss per share or Adjusted loss per share is calculated using basic shares. There was no impact to the calculation of adjusted earnings per share as a result of this for the first quarters ended September 26, 2025 and September 27, 2024.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY